                                                                      Exhibit 11


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the use in this Post-Effective Amendment No. 8 to Registration Statement No. 33-67386 of Lincoln Benefit Life Variable Life Account of our reports dated April 18, 1997 on the financial statements of Lincoln Benefit Life Variable Life Account and the consolidated financial statements and supplemental schedule of Lincoln Benefit Life Company appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Lincoln, Nebraska
April 28, 1997